SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 26, 2013

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York		14623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Harris Interactive Inc. (the “Company”) was held on November 26, 2013. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the results of each matter. For more information about these proposals, please refer to the Company’s Proxy Statement dated October 28, 2013 filed with the Securities and Exchange Commission.

Proposal No. 1

The stockholders elected the nominees listed below as directors for a term of three years, or until their successors are duly elected and qualified.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Howard L. Shecter	26,906,580	970,922	12,158,081
Antoine G. Treuille	27,702,873	174,629	12,158,081

Proposal No. 2

The stockholders approved, on an advisory basis, the Company’s executive compensation for its named executive officers as disclosed in the Company’s Proxy Statement dated October 28, 2013 with 27,404,602 affirmative votes, 106,174 votes against, 366,726 votes abstaining, and 12,158,081 broker non-votes.

Proposal No. 3

The stockholders approved, on an advisory basis, that future advisory votes on executive compensation be held every year with 26,374,787 affirmative votes for every year, 31,726 affirmative votes for every two years, 1,101,728 affirmative votes for every three years, 369,261 votes abstaining, and 0 broker non-votes.

Proposal No. 4

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 with 39,706,921 affirmative votes, 302,119 votes against, 26,543 votes abstaining, and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.

(Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: December 3, 2013